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                                                                    Exhibit 3.49

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 05:15 PM 12/02/2002
                                                           020738997-3597075

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                           MAXXIM SHARED SERVICES, LLC

FIRST:  The name of the limited liability company is:

            MAXXIM SHARED SERVICES, LLC

SECOND: The address of its registered office in the State of Delaware is:

            2711 Centerville Road, Suite 400
            Wilmington, Delaware 19808

        The name of its Registered Agent at such address is:

            Corporation Service Company

THIRD:  The name and address of the authorized person is:

            Karin M. Writer
            Bartlit Beck Herman Palenchar & Scott
            1899 Wynkoop Street, Suite 800
            Denver, Colorado  80202

        The undersigned has executed this Certificate of Formation of Maxxim Shared Services, LLC on this 2nd day of December 2002.

                                              /s/ Karin M. Writer
                                              Karin M. Writer
                                              Authorized Person